Exhibit 10.1

Amendment No. 2 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment No. 1 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a)Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 11,550,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 2 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.
3.	In all other respects, the Plan shall remain in full force and effect.